Exhibit 10.4

FORM OF

FRANCHISE GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD MEMORANDUM

Employee:	<<NAME>>

Date of Grant:	<<DATE>>

Target Performance Restricted Stock Units (“PRSUs”):	<<NUMBER OF PRSUS AT TARGET>>

Performance Period:	<<DATE>> – <<DATE>>

Performance Formula:

<<PERFORMANCE FORMULA>>

Performance Goal:

Performance will be measured as the absolute Total Shareholder Return (“TSR”) of the Company over the Performance Period, calculated as follows:

<<PERFORMANCE GOAL>>

The “Starting Price” is the average closing price of a Share during the 30 calendar days ending September 30, 2019. The “Ending Price” is the average closing price of a Share during the 30 calendar days ending on the last day of the Performance Period. “Dividends Paid” includes all cash dividends paid with respect to one Share during the Performance Period.

The TSR of the Company over the Performance Period will be measured against the peer group of companies selected by the Compensation Committee that is in effect on the Date of Grant.

	If the Relative TSR Performance Ranking vs. Peers is	Then the Performance Multiplier* is
Below Threshold	<<PERCENTILE>>	<<%>>
Minimum	<<PERCENTILE>>	<<%>>
Target	<<PERCENTILE>>	<<%>>
Maximum	<<PERCENTILE>>	<<%>>

*	The Performance Multiplier will be interpolated on a linear basis for Company TSR performance results between 0 and the 25th Percentile, between the 25th Percentile and the 55th Percentile and between the 55th Percentile and 75th Percentile. All results will be rounded to the nearest one-tenth of a percent.

Adjustments

At any time before the Shares are issued, the Administrator may adjust the Performance Goals and/or the number of PRSUs that are earned or vested with respect to the Performance Period if it determines, in its sole discretion, that such adjustments are necessary or equitable, including, without limitation, to reflect (i) a merger, acquisition, divestiture or other similar transaction, or (ii) any other event or circumstance affecting the Performance Goal.

FORM OF

FRANCHISE GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

This Agreement is made as of <<DATE>> by and between Franchise Group, Inc., a Delaware corporation (“Company”), and <<NAME>> (“Participant”).

Whereas, as of <<DATE>> (the “Date of Grant”), pursuant to the terms and conditions of the Franchise Group, Inc. 2019 Omnibus Incentive Plan (“Plan”), the Administrator of the Plan authorized the grant to the Participant of Performance Restricted Stock Units (“PRSUs”) upon the terms and conditions set forth in this Agreement and the attached Award Memorandum and subject to the terms of the Plan; and

Whereas, the Participant desires to acquire and accept the PRSUs on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1.             Grant of PRSUs. The Company hereby grants the Participant the number of Target PRSUs set forth in the Award Memorandum (this “Award”). Subject to the terms and conditions of the Plan, and this Agreement, each PRSU represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, one (1) share of Stock at the time and on the terms and conditions set forth herein and in the Award Memorandum, contingent upon the achievement of the Performance Goal during the Performance Period (both as defined in the Award Memorandum). As a holder of PRSUs, the Participant has only the rights of a general unsecured creditor of the Company. Capitalized terms used and not otherwise defined herein shall have the same meaning as set forth in the Plan or the Award Memorandum.

2.             Vesting.

(a)           Vesting. Subject to Section 5(a), if the Participant remains continuously employed with, or in service to, the Company through the end of the Performance Period, then the number of PRSUs earned shall vest in full.

(b)           Effect of Termination of Service. Except as may be provided in any employment agreement in effect between the Participant and the Company and except as provided below, if the Participant’s Termination of Service occurs prior to the end of the Performance Period, then the PRSUs shall be forfeited as of the Participant’s Termination of Service.

Notwithstanding the foregoing, in the event the Participant’s Termination of Service prior to the end of the Performance Period is due to the Participant’s death or Disability, and at a time when the Participant’s employment could not have been terminated for Cause, the Participant shall become vested in a pro-rated portion of the PRSUs that are earned pursuant to this Agreement (based on performance), with such pro-ration determined based on the number of days in the Performance Period that the Participant was employed until the date of such death or termination due to Disability.

(c)           Effect of Change of Control. If a Change of Control occurs prior to the end of the Performance Period, then (i) if the Participant is still employed by, or in service to, the Company immediately prior to the Change of Control, the PRSUs shall become vested in full (determined as if the target performance goal had been met) upon the Change of Control, or (ii) if the Participant has experienced a Termination of Service due to death or Disability, then the Participant shall become vested upon the Change of Control in a pro-rated portion of the PSRUs, as determined pursuant to subsection (b) above, determined as if the target performance goal had been met.

If, upon the Change of Control, the Stock is no longer traded on an established securities exchange, or the Award is assumed by another entity but will be settled in shares or other securities that are not traded on an established securities exchange, then the Company shall settle the Award by paying cash to the Participant as soon as practicable (and within thirty (30) days) after the Change of Control in an amount equal to the Fair Market Value (determined as of the date of the Change of Control) of the number of shares of Stock that are subject to the vested PRSUs.

3.             Settlement of Award. Except as provided in Section 2(c), the Company shall issue to the Participant one (1) share of Stock for each PRSU that has become earned and vested and shall deliver to the Participant such shares as soon as practicable (and within thirty (30) days) following certification of the level of achievement of the Performance Goal by the Administrator.

4.             Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Stock subject to any PRSUs until issuance of the shares of Stock. The Company may include on any certificates or notations representing shares of Stock issued pursuant to this Agreement such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

5.             Effect of Termination of Service for Cause; Recoupment.

(a)           Termination of Service for Cause. In the event the Participant’s Termination of Service is for Cause at any time prior to the settlement of this Award, the Participant will not be entitled to receive and will forfeit any shares of Stock that have not been delivered previously to the Participant (even if the PRSUs were previously earned and vested). In addition, if the Participant’s Termination of Service is for reasons other than Cause, but after the date of such termination, the Company learns facts that would have permitted it to terminate the Participant’s service for Cause at any time prior to settlement of this Award, then the Participant will not be entitled to receive and will forfeit any shares of Stock that have not been delivered previously to the Participant (even if the PRSUs were previously earned and vested). The Participant also shall return to the Company the Fair Market Value of any Stock acquired via PRSUs awarded hereunder within the six (6) month period prior to the date of the Termination of Service or thereafter. In that event, the Participant hereby agrees to remit the Fair Market Value to the Company in cash within thirty (30) days of the Company's demand therefore. The Company, in its discretion, may require the Participant to return to the Company the Fair Market Value in the form of any Stock that the Participant still holds and that was acquired under the PRSUs. Nothing herein impairs the right of the Company to recoup any other economic value of the PRSUs as provided in Section 14(c)(iii) of the Plan.

(b)           Competing With the Company, Breach of Confidentiality. Following the Participant’s Termination of Service for any reason, the Administrator, in its discretion, may require the Participant to return to the Company the Fair Market Value of any Stock acquired via PRSUs awarded hereunder within the six (6) month period prior to the date of the Participant’s Termination of Service or thereafter if the Participant at any time during the term of his or her employment or service with the Company and for an additional period of one (1) year thereafter, without the Company's prior written consent, directly or indirectly, engages in the business of or owns or controls an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned corporation), or acts as a director, officer or employee of, or consultant to any partnership, joint venture, corporation or other business entity directly or indirectly engaged in any business that competes with the Company anywhere in the actual geographic location in which the Company conducts business in the United States at the time of the Participant’s Termination of Service. In that event, the Participant agrees to remit the Fair Market Value to the Company in the same manner as provided in Section 5(a).

The time period during which the restrictions set forth in this Section 5(b) apply shall be extended by the length of time during which the Participant violates the restrictions in any respect. Nothing herein impairs the right of the Company to recoup any other economic value of the PRSUs as provided in Section 14(c)(iii) of the Plan.

6.             Cash Dividends. For so long as the Participant holds outstanding PRSUs under this Agreement, if the Company pays any cash dividends on its Stock, then the Company will pay the Participant in cash, for each outstanding PRSU covered by this Agreement as of the record date for such dividend, the per share amount of such dividend that the Participant would have received had the Participant owned the underlying shares of Stock as of the record date of the dividend if, and only if, the PRSUs become earned and vested and the related shares of Stock are issued to the Participant. In that case, the Company shall pay such cash amounts to the Participant at the same time the related shares of Stock are delivered.

7.             Withholding Tax. If the Company is required to withhold any federal, state or local taxes with respect to PRSUs earned and vested or the issuance of shares hereunder, then the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to that amount. If permitted by the Company, tax withholding or payment obligations may be settled with Stock, including Stock that is otherwise issuable hereunder that gives rise to the withholding requirement. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditioned upon that payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company or any Affiliate.

8.             Nonassignability. The Award shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Participant. No transfer of the Award by the Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will, if any, and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award.

9.             Participant Representations. The Participant hereby represents and warrants to the Company that:

(a)           The Participant is acquiring the PRSUs and shall acquire any Stock hereunder for his or her own account and not with a view towards the distribution thereof other than a distribution that in the opinion of counsel for the Company would not violate the Act;

(b)           The Participant understands that he or she must bear the economic risk of the investment in the Stock awarded, which cannot be sold unless they are registered under the Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the PRSUs or Stock deliverable hereunder for sale under the Act;

(c)           In the Participant’s negotiations with the Company, the Participant has had both the opportunity to ask questions and receive answers from the officers and employees of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense; and

(d)           The Participant is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of any shares of Stock in the absence of registration under the Act or an exemption therefrom as provided herein.

10.          Restrictions on Transfer of Shares.

(a)           Anything in this Agreement to the contrary notwithstanding, the Participant hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the shares of Stock acquired hereunder by him or her without registration under the Act, or in the event that they are not so registered, unless (i) an exemption from the Act registration requirements is available thereunder and (ii) the Participant has furnished the Company with notice of the proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem the proposed transfer to be exempt.

(b)           If the shares of Stock have not been registered under the Act, the certificates evidencing the shares of Stock may bear the following legends:

“The shares of Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the Securities Act of any State. The shares of Stock represented by this Certificate may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and such state laws as may be applicable, or an opinion of counsel satisfactory to the Company that registration is not required.”

“The shares represented by this Certificate have been acquired pursuant the Franchise Group, Inc. 2019 Omnibus Incentive Plan, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

11.          No Right to Continued Employment or Service. Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan, the Award Memorandum, or this Agreement constitutes or is evidence of any agreement or understanding, express or implied, that the Participant will remain employed with, or in service to, the Company for any period of time or at any particular rate of compensation.

12.          Miscellaneous.

(a)           Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent via registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses, or to such other address as either shall have specified by notice in writing to the other.

(b)           Conflict with the Plan. In the event of a conflict between the provisions of the Plan, the provisions of the Award Memorandum, and the provisions of the Agreement, the provisions of the Plan shall, in all respects, control.

(c)           Shareholder Rights. The Participant shall not have any of the rights of a stockholder with respect to the PRSUs until the shares have been issued as provided herein.

(d)           Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(e)           Entire Agreement. The terms of this Agreement, the Award Memorandum, and the Plan (and all documents referenced in the Plan) constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a writing executed by the Participant and the Company. The parties acknowledge that they have not relied upon any prior oral representations with respect to the subject matter hereof.

(f)             Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(g)           Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies. Any dispute arising out of this Agreement shall be resolved in either the Delaware state court or the United States District Court for the District of Delaware. The Participant hereby submits to the jurisdiction of these courts and agrees that venue properly lies in those courts with respect to any action, suit, claim or dispute arising under or with respect to this Agreement. The parties hereto waive any right they might have to a jury trial. The provisions of this Agreement are offered by each party as a material inducement to enter into this Agreement.

[Signatures on the following page]

In witness whereof, the parties hereto have signed this Agreement as of the day and year first written above.

Franchise Group, Inc.

_______________________________

Name:
Title:

Participant

______________________________